Exhibit 99.1

AGTC is Excited to Announce Seasoned Healthcare Financial and Operations Executive Jonathan I. Lieber as their new Chief Financial Officer

September 8, 2021

GAINESVILLE, Fla. and CAMBRIDGE, Mass., Sept. 8, 2021 (GLOBE NEWSWIRE) – Applied Genetic Technologies Corporation (Nasdaq: AGTC), a biotechnology company conducting human clinical trials of adeno-associated virus (AAV)-based gene therapies for the treatment of rare retinal diseases, today announced Jonathan I. Lieber as their new Chief Financial Officer.

“We are thrilled to welcome Jonathan Lieber to the AGTC team” said Sue Washer, President and CEO of AGTC. “He’s a seasoned financial and operations executive with valuable experience in the healthcare sector, making him a great addition to the AGTC team. We are excited to see his strategic perspective and apply it to our operational planning.”

Mr. Lieber brings 30 years of experience as a both CFO for emerging growth public and private life sciences companies and an investment banker. In his role as a CFO, Mr. Lieber has led numerous capital raises and had responsibility for financial reporting and regulatory compliance. He has developed relationships with investors, and provided strategic counsel to C-suite executives and Boards of Directors to support strategic planning, business development, and investor relations activities.

“I’m excited to become a part of the exciting work that AGTC is doing in the gene therapy world,” said Mr. Lieber. “AGTC’s work is leading the way to meet an unmet medical need in the ophthalmology community, and I’m thrilled that I have the opportunity to help AGTC execute on its future plans.”

About AGTC

AGTC is a clinical-stage biotechnology company developing genetic therapies for people with rare and debilitating ophthalmic, otologic and central nervous system (CNS) diseases. AGTC is a leader in designing and constructing all critical gene therapy elements and bringing them together to develop customized therapies that address real patient needs. AGTC’s most advanced clinical programs leverage its best-in-class technology platform to potentially improve vision for patients with an inherited retinal disease. AGTC has active clinical trials in X-linked retinitis pigmentosa (XLRP) and achromatopsia (ACHM CNGB3 and ACHM CNGA3). Its preclinical programs build on the Company’s industry leading AAV manufacturing technology and scientific expertise. AGTC is advancing multiple important pipeline candidates to address substantial unmet clinical need in optogenetics, otology and CNS disorders. In recent years AGTC has entered into strategic partnerships with companies including Otonomy, Inc., a biopharmaceutical company dedicated to the development of innovative therapeutics for neurotology, and Bionic Sight, LLC, an innovator in the emerging field of optogenetics and retinal coding.

Forward-Looking Statements

This release contains forward-looking statements that reflect AGTC’s plans, estimates, assumptions and beliefs, including statements about the potential of the Company’s late-stage development programs in X-Linked Retinitis Pigmentosa (XLRP) and Achromatopsia (ACHM). Forward-looking statements include information concerning possible or assumed future results of operations, financial guidance, business strategies and operations, preclinical and clinical product development and regulatory progress, potential growth opportunities, potential market opportunities, the effects of competition and the impact of the COVID-19 pandemic, including the impact on its ability to obtain the raw materials necessary to conduct its clinical trials. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Actual results could differ materially from those discussed in the forward-looking statements, due to a number of important factors. Risks and uncertainties that may cause actual results to differ materially include, among others: gene therapy is still novel with only a few approved treatments so far; AGTC cannot predict when or if it will obtain regulatory approval to commercialize a product candidate or receive reasonable reimbursement; uncertainty inherent in clinical trials and the regulatory review process; risks and uncertainties associated with drug development and commercialization; the direct and indirect impacts of the ongoing COVID-19 pandemic on our business, results of operations, and financial condition; factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth under the heading “Risk Factors” in our most recent annual or quarterly report and in other reports we have filed with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent management’s plans, estimates, assumptions and beliefs only as of the date of this release. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Corporate Contact:

Stephen Potter

Chief Business Officer

Applied Genetic Technologies Corporation

T: (617) 413-2754

spotter@agtc.com